                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ADDINGTON RESOURCES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           ADDINGTON RESOURCES, INC.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      (4) Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         ------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
         ------------------------------------------------------

     (3) Filing Party:
         ------------------------------------------------------

     (4) Date Filed:
         ------------------------------------------------------


Notes:

                           ADDINGTON RESOURCES, INC.

                                                                   June 10, 1994

Dear Stockholder:

  You are cordially invited to attend the 1994 Annual Meeting of Stockholders which will be held on Tuesday, July 12, 1994, at The Ashland Plaza Hotel, Ashland, Kentucky at 10:00 a.m., local time. We hope you will be able to attend.

  The enclosed meeting notice and proxy statement contain details concerning the business to come before the Meeting. You will note that the Board of Directors of the Corporation recommends a vote

  * "FOR" election of five Directors to serve until the 1995 Annual Meeting of Stockholders; and

  * "FOR" ratification of Arthur Andersen & Co. as independent accountants of the Corporation for 1994.

  Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Meeting even if you cannot attend.

                                          Larry Addington
                                          President and
                                          Chairman of the Board

                           ADDINGTON RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Addington Resources, Inc.:

  The 1994 Annual Meeting of Stockholders of Addington Resources, Inc., a Delaware corporation, will be held at The Ashland Plaza Hotel, Ashland, Kentucky, on Tuesday, July 12, 1994, at 10:00 a.m., local time, for the following purposes:

    1. To elect five Directors to serve until the 1995 Annual Meeting of Stockholders;

    2. To ratify the appointment of Arthur Andersen & Co. as independent accountants of the Corporation to serve for 1994; and

    3. To transact such other business as may properly come before the meeting, and any adjournments thereof.

  Stockholders of record at the close of business on June 2, 1994, are entitled to notice of and to vote at the meeting, and any adjournments thereof.

  A list of stockholders of the Corporation as of the close of business on June 2, 1994 will be available for inspection during normal business hours from June 27 through July 11, 1994, at the offices of the Corporation, 1500 North Big Run Road, Ashland, Kentucky.

                                          By Order of the Board of Directors
                                          Douglas D. Moore
                                          Secretary
Ashland, Kentucky
June 10, 1994

  EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                           ADDINGTON RESOURCES, INC.

                            1500 NORTH BIG RUN ROAD

                            ASHLAND, KENTUCKY 41102

                                                                   June 10, 1994

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock (the "Common Stock") of Addington Resources, Inc., (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation to be voted at the 1994 Annual Meeting of Stockholders of the Corporation to be held at The Ashland Plaza Hotel, Ashland, Kentucky on Tuesday, July 12, 1994, at 10:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

  All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Corporation, by delivering a later proxy, or by voting in person at the Annual Meeting.

  The mailing address of the principal executive offices of the Corporation is Addington Resources, Inc., 1500 North Big Run Road, Ashland, Kentucky 41102. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is June 10, 1994.

  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors to serve until the 1995 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Regarding the ratification of the appointment of Arthur Andersen & Co. as independent accountants for the fiscal year ending December 31, 1994, stockholders may vote in favor of, against or abstain from voting on the proposal. Stockholders should specify their choice on the enclosed form of proxy.

  If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed and dated proxy will be voted "FOR" the election of all nominees and "FOR" the ratification of the appointment of Arthur Andersen & Co. as independent accountants.

  The election of directors will require the affirmative vote by the holders of a plurality of the shares of Common Stock of the Corporation voting in person or by proxy at the Annual Meeting, and all other actions will require the affirmative vote by the holders of a majority of the shares of Common Stock of the Corporation voting in person or by proxy at the Annual Meeting.

  Only holders of record of shares of Common Stock of the Corporation at the close of business on June 2, 1994, are entitled to vote at the Annual Meeting or adjournments thereof. Each holder of record on the record date is entitled to one vote for each share of Common Stock of the Corporation so held. On June 2, 1994, there were 15,852,851 shares of Common Stock of the Corporation issued and outstanding. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                             PRINCIPAL STOCKHOLDERS

  Except as otherwise noted in the footnote following the table, the following table sets forth certain information concerning ownership of the Common Stock as of June 1, 1994, by (i) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the directors and nominees, (iii) each executive officer named in the Summary Compensation Table contained herein currently serving as an executive officer, and (iv) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and dispositive power with respect to the shares listed next to the owner's name.

                                               SHARES                     PERCENTAGE
NAME OF BENEFICIAL OWNER                 BENEFICIALLY OWNED                OF CLASS
- - - ------------------------                 ------------------               ----------
Larry Addington
1500 North Big Run Road
Ashland, Kentucky 41102                      4,113,324                      25.9%
Robert Addington
1500 North Big Run Road
Ashland, Kentucky 41102                      1,520,000                       9.6%
Bruce Addington
1500 North Big Run Road
Ashland, Kentucky 41102                      1,578,006                      10.0%
Howard P. Berkowitz
HPB Associates, L.P.
888 Seventh Avenue
New York, New York 10106                     1,103,785(1)                    7.0%
William R. Nelson                                  500                        *
Jack C. Fisher                                   2,500                        *
Carl R. Whitehouse                               3,100(2)                     *
All directors and executive
 officers as a group (7 persons)             7,217,430                      45.5%

- - - --------
*  Represents less than 1% of outstanding shares.
(1) Mr. Berkowitz, as managing partner of HPB Associates, L.P., has sole voting and dispositive powers with respect to the shares owned by the partnership. Information on the partnership's beneficial ownership is according to a
    Schedule 13D dated January 20, 1992.
(2) Includes 1,100 shares owned by Mr. Whitehouse's wife; Mr. Whitehouse has no voting or dispositive powers with respect to these 1,100 shares.

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

  The Board of Directors of the Corporation, pursuant to the By-laws of the Corporation, has set the number of directors of the Corporation at five. All directors hold office until the next annual meeting of stockholders following their election and until their successors are elected and qualified.

  All nominees for election to the Board of Directors are currently serving as directors of the Corporation.

  In 1993 the Board of Directors met six times. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the aggregate of all meetings of the Committees on which they served (during the periods in which they served).

  The following information is furnished as of June 1, 1994. Unless stated otherwise, each director has been engaged in the principal occupations listed below for five years or more.

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

- - - --------------------------------------------------------------------------------

LARRY ADDINGTON                                                  Director
Ashland, Kentucky                                                since 1986
                                                                 Age 58

  Larry Addington has been President and Chief Executive Officer of the Corporation since its organization and was the founder of each of the corporate entities acquired by the Corporation pursuant to the Corporation's 1987 reorganization.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

ROBERT ADDINGTON                                                 Director
Ashland, Kentucky                                                since 1986
                                                                 Age 54

  Robert Addington has served as Vice President of Operations and Engineering of the Corporation since its organization. Mr. Addington managed the acquisition and permitting of coal property, and the planning and production of mines for many of the Corporation's predecessors and subsidiaries.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

BRUCE ADDINGTON                                                  Director
Ashland, Kentucky                                                since 1986
                                                                 Age 40

  Bruce Addington has served as director and Vice President of Operations of the Corporation since its organization.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

JACK C. FISHER                                                   Director
Owensboro, Kentucky                                              since 1987
                                                                 Age 65

  Mr. Fisher served as mayor of Owensboro, Kentucky from 1984 to 1987. He is currently retired. Before 1984, Mr. Fisher served as manager of U.S. Postal Service mail processing operations in Owensboro, Kentucky.

  Member of the Audit Committee.

- - - --------------------------------------------------------------------------------
- - - --------------------------------------------------------------------------------

CARL R. WHITEHOUSE                                               Director
Owensboro, Kentucky                                              since 1987
                                                                 Age 71

  Mr. Whitehouse retired in December 1988 as the Chairman of the Board of Citizens State Bank in Owensboro, Kentucky, where he had served as President and Chief Executive Officer for over five years.

  Member of the Audit Committee.

- - - --------------------------------------------------------------------------------

  The affirmative vote of a plurality of the shares represented at the Annual Meeting, in person or by proxy, is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" LARRY ADDINGTON, ROBERT ADDINGTON, BRUCE ADDINGTON, JACK C. FISHER AND CARL R. WHITEHOUSE. PROPERLY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

COMMITTEES OF THE BOARD OF DIRECTORS AND COMPENSATION OF DIRECTORS

  In accordance with the By-laws of the Corporation, the Board of Directors has established several committees, including an Audit Committee. The Audit Committee performs functions similar to a compensation committee. The Board of Directors has not established a nominating committee.

  The Audit Committee reviews with the independent accountants the scope and results of the Corporation's audits, the Corporation's internal accounting controls and the professional service furnished by the independent accountants to the Corporation. The Audit Committee also establishes the policies and procedures with respect to compensation of the Corporation's personnel and sets the targets and goals for the Corporation's management incentive program. The Audit Committee also reviews certain related party transactions. In 1993 the Audit Committee met two times.

  Directors of the Corporation who are also officers of the Corporation receive no compensation for their services as directors. During 1993, the Corporation's standard directors fees for non-management directors were a base salary of $10,000 per year for services as directors, with an additional $1,000 per Board meeting actually attended, and $500 for each Committee meeting attended which was not held in conjunction with a meeting of the Board of Directors.

EXECUTIVE OFFICERS

  Executive officers serve at the discretion of the Board of Directors. In addition to Larry Addington, Robert Addington and Bruce Addington (collectively "Messrs. Addington"), the following persons serve as executive officers of the Corporation.

  William R. Nelson, age 46, has been Vice President of the Corporation directing its environmental operations since August 1992. From November 1981 to July 1992, he worked with the Chambers Development Company, Inc., most recently as its Treasurer.

  R. Douglas Striebel, age 37, became Vice President and Chief Financial Officer of the Corporation in June 1988. From July 1984 to June 1988, Mr. Striebel was an Audit Manager with Arthur Andersen & Co.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's common stock, to file reports (including a year-end report) of ownership and changes of ownership with the Securities and Exchange Commission and to furnish the Corporation with copies of all reports filed.

  Based solely on a review of the forms furnished to the Corporation, or written representations from certain reporting persons, the Corporation believes that all persons who were subject to Section 16(a) in 1993 complied with the filing requirements.

INTEREST OF MANAGEMENT

  In situations where there will be an ongoing relationship with related parties for the purchase of services or products, it is the Corporation's policy that a majority of the independent and disinterested directors will be required to approve continuation or initiation of the relationship and will periodically review such transactions to assure that they are for a bona fide business purpose on terms at least as favorable as those obtainable from an unaffiliated party.

  TASK Trucking Company ("TASK") provides trucking services to the Corporation and is owned by a brother-in-law of Messrs. Addington. During 1993, the Corporation's expense was $19,186,000 for trucking services provided through TASK. During the first quarter of 1994, the Corporation's expense was $1,715,000. The Corporation believes that the price charged for such trucking services was not greater than the prices generally charged by non-affiliated entities in the area.

  Larry Addington owns a 50% interest in an office building in Owensboro, Kentucky in which the Corporation leases approximately 7,300 square feet of office space for a rent of $110,015 per year plus utilities. The lease is for a term of five years, expiring in 1996. Annual rental beginning in 1994 will be $117,350 plus utilities. The Corporation believes that the rental paid is not greater than that charged by non-affiliated entities in the area for similar facilities and is comparable to the rate charged to other tenants in the building, none of whom are related to the Corporation or Messrs. Addington.

  On February 23, 1993, the U.S. District Court for the District of Montana entered a judgment in a suit by Bill Robinson, Sr. stating that the defendants Larry Addington, Larry Harrington, Addwest Gold, Inc., Addington Resources, Inc., Addington Holding Company and Addwest Mining, Inc. were jointly and severally liable to Mr. Robinson for compensatory damages in the amount of $850,000 and that Mr. Robinson was entitled to punitive damages in the amount of $1,000 from Larry Harrington, $6,000,000 from Larry Addington, and $4,500,000 jointly and severally from defendants Addwest Gold, Inc., Addington Resources, Inc., Addington Holding Company, and Addwest Mining, Inc. Mr. Robinson had alleged breach of contract, fraud and bad faith in relation to his employment with Addwest Gold, Inc. A settlement has been reached in which Mr. Robinson released all parties from all claims. The Corporation paid Mr. Robinson $3,450,000 on April 18, 1994. Pursuant to indemnification agreements, including an agreement with Larry Addington, the Corporation paid the full amount of the settlement.

  With respect to the claims against Larry Addington, although the jury specifically rejected a claim by Mr. Robinson that Mr. Addington had committed fraud upon him, the court found that there was sufficient evidence to sustain the finding of liability upon the plaintiff's claim for negligent misrepresentation and the imposition of punitive damages against Larry Addington. The court stated that there was sufficient evidence to support a finding that the alleged negligent misrepresentations made by Larry Addington to the plaintiff were accomplished with actual malicious intent within the meaning of the Montana statute relating to the claims for punitive damages.

  Upon a determination by the Board of Directors (Larry Addington abstaining) that Larry Addington did at all times relevant to the litigation act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, the Corporation indemnified Mr. Addington against the amount of any final judgment entered against him and any and all expenses incurred by him in connection with the litigation. Because the interests of all the defendants were coincident, no marginal expenses were incurred by Mr. Addington during the trial phase of the litigation. However, Mr. Addington did engage separate counsel on appeal. This indemnification is pursuant to an indemnity agreement entered into with Mr. Addington in August 1988, the form of which was previously approved by the Corporation's stockholders. The indemnification is also in accordance to Section 145 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation and Bylaws. The Board of Directors, in meetings at which it received reports from counsel on the litigation, determined to indemnify Mr. Addington for past and future expenses as well as the trial court judgment.

  Larry Addington had guaranteed the Corporation's obligations in connection with the assignment of a coal sales contract subsequently transferred by the Corporation.

  On September 4, 1992, in connection with the terms of an employment agreement, the Corporation purchased the Pennsylvania home of William R. Nelson, a Vice President of the Corporation, for a purchase price of $325,000. The Corporation sold the home on September 16, 1993. The Corporation incurred aggregate expenses on the purchase and disposition of Mr. Nelson's home, including a loss on the sale of the home and carrying and disposition costs, of approximately $135,000.

EXECUTIVE COMPENSATION

  The following table sets forth the aggregate cash compensation paid by the Corporation for 1993, 1992 and 1991 to the five most highly compensated executive officers of the Corporation whose cash compensation exceeded $100,000 in 1993.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL                     LONG TERM
                                    COMPENSATION                 COMPENSATION
                                  -----------------  ALL OTHER   ------------
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION OPTIONS (#)
- - - ---------------------------  ----  ------   -----   ------------ -----------
Larry Addington              1993 $274,134 $    -0-     $-0-           -0-
President, Chief Executive   1992  259,615   39,468      -0-           -0-
Officer and Director         1991  250,000      -0-      -0-           -0-
Robert Addington             1993 $224,134 $    -0-     $-0-           -0-
Vice President--Operations   1992  207,692   39,468      -0-           -0-
and Engineering, Director    1991  200,000      -0-      -0-           -0-
Bruce Addington              1993 $173,442 $    -0-     $-0-           -0-
Vice President--Operations,  1992  135,000   39,468      -0-           -0-
Director                     1991  130,000      -0-      -0-           -0-
William R. Nelson(1)         1993 $201,000 $    -0-     $995(2)        -0-
Vice President               1992   77,123      -0-      735(2)        -0-
                             1991      -0-      -0-      -0-           -0-
Michael J. Quillen(3)        1993 $201,000 $100,000     $-0-           -0-
Vice President               1992   95,406      -0-      -0-        40,000
                             1991      -0-      -0-      -0-           -0-

- - - --------
(1) Employment began August 1, 1992.
(2) Represents the premium on term life insurance with a $500,000 death benefit.
(3) Employment began July 1, 1992; Mr. Quillen resigned effective January 14, 1994.

  The Corporation has entered into an employment agreement with William R. Nelson. Pursuant to the employment agreement, the Corporation will employ Mr. Nelson as the President and Chief Executive Officer of its subsidiary, Addington Environmental, Inc. ("Addington Environmental"). Mr. Nelson will be paid an annual salary of $200,000, with a possible bonus pursuant to a plan to be agreed upon by the parties. The employment agreement provides a three-year term ending on July 31, 1995. If Mr. Nelson becomes disabled during the term of the employment agreement, he will be entitled to his full salary during the 12 months following the onset of such disability. Mr. Nelson's employment pursuant to the agreement will terminate upon the occurrence of certain events, including death, mutual agreement, termination for Cause, as defined, a material breach by Mr. Nelson of his obligations, or the expiration of the three-year term. If a Change of Control (as defined) occurs, Mr. Nelson will be entitled to certain severance benefits upon a termination of his employment within three years after the Change of Control, unless his termination is due to death or retirement, for Cause, as defined, or by Mr. Nelson other than for Good Reason, as defined. If Mr. Nelson is entitled to receive severance benefits, the Corporation will pay him on the 30th day following his termination an amount equal to any accrued but unpaid balance of his salary and prorated bonus, plus an amount equal to his salary at the rate then in effect for a period of three years minus a period equal to the time elapsed between the date upon which a Change of Control occurs and his date of termination. Upon the termination of his employment under the agreement for any reason, Mr. Nelson is subject to certain restrictive covenants set forth in the agreement for a period of three years from the termination. The Corporation will provide Mr. Nelson the use of an automobile, limited country club dues, and a term life insurance policy with a death benefit of $500,000. The agreement also provided that the Corporation would incur certain costs in connection with Mr. Nelson's move to Kentucky, including the purchase of his Pennsylvania home. The employment agreement also provides that upon the satisfaction of certain conditions, the Corporation will grant Mr. Nelson either options to purchase shares of common stock in the entity holding the material portion of the waste management businesses owned by the Corporation, or options to acquire shares of the Corporation. No such options have yet been granted.

STOCK OPTION PLAN

  During 1988, the Corporation adopted, with stockholder approval, the Restated Stock Option Plan (the "Option Plan"). Pursuant to the Option Plan, the Corporation has reserved for issuance 1,500,000 shares of Common Stock for which options may be granted by the Option Committee of the Board of Directors (currently consisting of Messrs. Addington) to officers, employees and independent contractors of the Corporation and its subsidiaries in amounts and upon terms and conditions to be determined from time to time by the Option Committee. Messrs. Addington are not eligible to receive options pursuant to the Option Plan. During 1993, no options were granted to, or exercised by, any of the executive officers named in the Summary Compensation Table above.

                     AGGREGATED 1993 YEAR-END OPTION VALUES

                                          NUMBER OF UNEXER- VALUE OF UNEXERCISED
                                          CISED OPTIONS AT  IN-THE-MONEY OPTIONS
                                            YEAR END (#)     AT YEAR END ($)(1)
                                          ----------------- --------------------
                                            EXERCISABLE/        EXERCISABLE/
NAME                                        UNEXERCISABLE      UNEXERCISABLE
- - - ----                                      ----------------- --------------------
Larry Addington..........................        N/A                N/A
Robert Addington.........................        N/A                N/A
Bruce Addington..........................        N/A                N/A
William R. Nelson........................      -0-/-0-          $0.00/$0.00
Michael J. Quillen.......................    -0-/40,000        $0.00/$375,000

- - - --------
(1) Based on December 31, 1993 price per share of $19.00.

STOCK GRANT PLAN

  On December 6, 1989, the Corporation adopted the Stock Grant Plan, pursuant to which 500,000 shares of Common Stock were reserved for issuance to employees of the Corporation, except that officers, directors and owners of more than 10% of the Corporation's Common Stock are not eligible to receive stock grants. The Stock Grant Plan is administered and interpreted by the Stock Grant Committee (currently consisting of Messrs. Addington). A stock grant under the Stock Grant Plan confers upon a recipient the right to receive a specified number of shares of the Corporation's Common Stock provided that certain conditions established by the Stock Grant Committee are satisfied. As of December 31, 1993, 326,100 shares were available for grants to employees pursuant to the terms of the Stock Grant Plan.

INDEMNITY AGREEMENTS

  As authorized by the stockholders in 1988, the Corporation has entered into Indemnity Agreements with each of its directors and officers. The Indemnity Agreements generally provide that the directors and officers are entitled to indemnification to the fullest extent permitted by law against liabilities arising from any claims made against them as a result of acts or omissions alleged to have been committed while acting as directors or officers of the Corporation or at the request of the Corporation as an officer or director of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans and solely because of their being directors or officers. Under the Indemnity Agreements, the Corporation is not obligated to pay any fine, obligation or fee if such is prohibited by law. In addition, the Corporation is not liable under the Indemnity Agreements in connection with any claim made against a director or officer, if the director or officer has insurance coverage for a specific claim or is otherwise indemnified. Further, the Corporation has no liability for matters with respect to which a director or officer has (i) obtained an illegal personal profit, (ii) committed certain acts of dishonesty, or (iii) been required to make an accounting of profits for the purchase and sale of securities under Section 16(b) of the Securities Exchange Act of 1934.

                        REPORT ON EXECUTIVE COMPENSATION

  The Audit Committee of the Board of Directors is authorized to set the salaries and other compensation of each of Larry Addington, Robert Addington and Bruce Addington. The Audit Committee is also authorized to set the targets, goals and awards for the Corporation's Management Incentive Program. Finally, the Audit Committee is authorized to establish the policies and procedures with respect to compensation of the Corporation's personnel. The Audit Committee is comprised solely of the Corporation's outside directors.

  With respect to setting the base salary compensation of Messrs. Addington, including Larry Addington as President and Chief Executive Officer, such compensation was based upon the Audit Committee's general subjective sense of the compensation of executive officers in the coal industry (although specific compensation packages were not reviewed or considered), the extensive experience of each of Messrs. Addington in the coal industry, and the desirability of continuity of management for the Corporation. In increasing Messrs. Addington's base salaries for 1993, the Audit Committee also considered that each of Messrs. Addington's base salary for 1992 was the same as the salary established in the Corporation's employment agreements dated January 1, 1987 with each of them. The base salary of Larry Addington is more than that of Robert Addington and Bruce Addington to reflect his greater responsibility as Chief Executive Officer of the Corporation.

  The Corporation's interest in providing its executive officers with incentive-based compensation has also been considered. The Audit Committee has established the goals for the Corporation's Management Incentive Program. Each of Messrs. Addington and R. Douglas Striebel, the Corporation's Chief Financial Officer, are entitled to receive bonuses under the Management Incentive Program if the Corporation achieves certain target performance levels in sales, operating profits and mining productivity as established by the Audit Committee. With respect to the Management Incentive Program, bonuses are awarded on corporate performance and an individual's performance is not considered in the determination of a bonus. For the twelve months ended December 31, 1993, the target for annual sales was between 5,000,000 tons and 6,500,000 tons and the target for pre-tax net profit was between $10,000,000 and $22,000,000. Bonuses were to be paid if the return on stockholders' equity for the twelve months ended December 31, 1993 was at least 12.5%, with the amount of the bonus to be based upon the target performance levels and the return on stockholders' equity achieved. Pursuant to the incentive provision, if the return on stockholders' equity were 12.5%, the minimum bonus to be paid Messrs. Addington and Mr. Striebel would be $3,432 each; if the maximum target performance levels were achieved and the return on stockholders' equity were 20% or more, the maximum bonus of $120,120 would be paid to each of Messrs. Addington and Mr. Striebel. Pursuant to this management incentive program, no bonuses were awarded for 1993.

  With respect to the salaries and other compensation of the Corporation's personnel (other than Messrs. Addington), the Audit Committee believes that Larry Addington as Chief Executive Officer is in the best position to establish such compensation and acts upon his recommendations. In establishing the salaries and other compensation of the Corporation's personnel, it is the Audit Committee's understanding that Larry Addington considers the executive's performance of his duties, the executive's responsibilities and experience, and the historical compensation levels of the Corporation. Such compensation is not based on specific measures of corporate performance such as the Corporation's profitability or the market value of its Common Stock and is not measured by specific quantitative criteria, but is qualitatively assessed.

  Recent federal tax legislation imposes, for 1994 and future years, a limitation on the deduction for certain executive officer compensation in excess of $1,000,000, subject to certain exceptions. The Audit Committee plans to study how it will address the impact of the deduction limit on annual incentive compensation in excess of $1,000,000.

  The Company's Restated Stock Option Plan (the "Option Plan") is designed to afford an incentive to certain employees and independent contractors to remain in the employ of the Corporation and to aid the Corporation in attracting, maintaining and developing capable personnel of a caliber required to insure the

Corporation's continued success. The Option Plan is administered and interpreted by the Option Committee, comprised solely of Larry, Robert and Bruce Addington. Messrs. Addington are not eligible to receive options pursuant to the Option Plan. No options were granted under the Option Plan during 1993 because no member of the Option Committee believed that option grants were needed to attract new personnel nor, in light of previous option grants, were necessary to afford an additional incentive for recipients to remain in the employ of the Corporation.

  This report is submitted by the Audit Committee with respect to all matters involving executive compensation, except for those matters related to stock options, and by the Option Committee with respect to stock options.

Members of the Audit Committee            Members of the Option Committee
Carl R. Whitehouse                        Larry Addington
Jack C. Fisher                            Robert Addington
                                          Bruce Addington

PERFORMANCE GRAPH

  The following graph shows a five-year comparison of cumulative total returns for the Corporation, the NASDAQ Stock Market and an index of peer companies selected by the Corporation.


                       [PERFORMANCE GRAPH APPEARS HERE]

- - - ------------------------------FISCAL YEAR ENDING--------------------------------
COMPANY                      1988    1989     1990    1991     1992     1993

ADDINGTON RESOURCES INC       100   155.81   102.33   79.07   139.53   176.74
PEER GROUP                    100   150.23   163.90  237.78   204.30   231.78
BROAD MARKET                  100   112.89    91.57  117.56   118.71   142.40


  The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each year for the Corporation, the NASDAQ Stock Market and the peer group assumes that the value of the investment in the Corporation's Common Stock, the NASDAQ Stock Market and the peer group was $100 on December 31, 1988.

  The above graph compares the performance of the Corporation with that of the NASDAQ Stock Market and a group of peer companies with the investment weighted by market capitalization. Companies in the peer group are as follows: Ashland Coal Company, MAPCO, Inc., Nerco, Inc., The Pittston Company, and Westmoreland Coal Company. On June 2, 1993, Nerco, Inc. merged into a subsidiary of Kennecott Corp. On July 8, 1993, The Pittston Company ceased trading its shares and commenced trading "target" shares of Pittston Services representing its non-minerals businesses, and Pittston Minerals representing its minerals business. The value for the peer group of $231.78 on December 31, 1993, is based on the exclusion of Nerco, Inc. as of June 2, 1993, inclusion of the Pittston Minerals target stock as of July 8, 1993, and recapitalization of the peer group as of each of those dates.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Corporation has appointed the firm of Arthur Andersen & Co. to serve as independent accountants of the Corporation for the year ending December 31, 1994, subject to ratification of this appointment by the stockholders of the Corporation. Arthur Andersen & Co. has served as independent accountants of the Corporation for many years and is considered by management of the Corporation to be well qualified.

  Representatives of Arthur Andersen & Co. will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Arthur Andersen & Co. as the independent accountants for 1994. If the stockholders should not ratify the appointment of Arthur Andersen & Co., the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR 1994. PROPERLY EXECUTED PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            EXPENSES OF SOLICITATION

  All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Corporation without additional compensation.

                STOCKHOLDERS' PROPOSALS FOR 1995 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Corporation on or before February 11, 1995 to be eligible for inclusion in the Corporation's proxy statement and proxy relating to that meeting.

                               OTHER INFORMATION

  Management does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting. As to any other matter or proposal that may properly come before the meeting, it is intended that proxies solicited will be voted in accordance with the discretion of the proxy holders.

  The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ashland, Kentucky
June 10, 1994

                           ADDINGTON RESOURCES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                 ADDINGTON RESOURCES, INC. (THE "CORPORATION")

  The undersigned hereby appoints Jack T. Baker and Michael D. Johnson, or either of them (with full power to act alone), as proxies, with the Corporation's President retaining the power of substitution should either of them be unable to serve, to represent and to vote all of the stock of the Corporation held of record or which the undersigned is otherwise entitled to vote, at the close of business on June 2, 1994, at the 1994 Annual Meeting of Stockholders to be held at The Ashland Plaza Hotel, Ashland, Kentucky, on Tuesday, July 12, 1994, at 10:00 a.m., local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

  1.ELECTION OF DIRECTORS
   [_] FOR all nominees listed below (except as marked to the contrary below)
                          [_] WITHHOLD AUTHORITY to vote for all nominees
                           listed below

    Larry Addington, Robert Addington, Bruce Addington, Jack C. Fisher and
      Carl R. Whitehouse

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE BELOW)

  ------------------------------------------------------------------------------
  2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION TO SERVE FOR 1994
   [_] FOR[_] AGAINST
                   [_] ABSTAIN

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

            (Continued and to be Signed and Dated on reverse side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

                                 ----------------------------------------------
                                 Signature

                                 ----------------------------------------------
                                 Additional signature, if held jointly

                                 Dated               , 1994

                                 PLEASE MARK,
                                 SIGN, DATE
                                 AND RETURN
                                 THIS PROXY
                                 CARD PROMPTLY
                                 USING THE
                                 ENCLOSED
                                 ENVELOPE.

                                 Please sign exactly as name appears at left.
                                 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.